23.1  Consent of N. Blumenfrucht, CPA, PC., Independent Auditor

                         N. Blumenfrucht, CPA, PC. 1040
                                East 22nd Street
                               Brooklyn, NY 11210
                                  718-692-2743

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Amendment No. 3 to Registration Statement on Form SB-2 of our report dated March 25, 2005, with respect to the audit of the financial statements of Xiom Corp. We also consent to the reference of our firm under the "Experts" and "Summary Financial Information" in the prospectus.


/s/ N. Blumenfrucht, CPA, PC .
------------------------------
N. Blumenfrucht, CPA, PC.

December 2, 2005